SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 17, 2004

        Carnival Corporation                            Carnival plc
      (Exact name of registrant                   (Exact name of registrant
    as specified in its charter)                as specified in its charter)

         Republic of Panama                           England and Wales
    (State or other jurisdiction                (State or other jurisdiction
          of incorporation)                           of incorporation)

               1-9610                                      1-15136
        (Commission File No.)                       (Commission File No.)

             59-1562976                                     None
          (I.R.S. Employer                            (I.R.S. Employer
         Identification No.)                         Identification No.)

        3655 N.W. 87th Avenue                Carnival House, 5 Gainsford Street,
      Miami, Florida 33178-2428                London SE1 2NE, United Kingdom
   (Address of principal executive             (Address of principal executive
              offices)                                    offices)
             (zip code)                                  (zip code)

           (305) 599-2600                            011 44 20 7940 5381
   (Registrant's telephone number,             (Registrant's telephone number,
        including area code)                        including area code)

                None                                        None
  (Former name and former address,            (Former name and former address,
    if changed since last report)               if changed since last report)

Item 12. Results of Operations and Financial Condition.

            On June 17, 2004 Carnival Corporation & plc issued a press release entitled "Carnival Corporation & plc Reports Record Second Quarter Earnings and Six Months Earnings," which is set forth below.

            All the information contained in this Item 12 is being furnished solely for informational purposes and Carnival Corporation and Carnival plc do not intend for any of this information to be incorporated by reference into filings under the Securities Act of 1933 or the Securities Exchange Act of 1934.

   ----------------Press Release, dated June 17, 2004------------------------

                                                           FOR IMMEDIATE RELEASE

          CARNIVAL CORPORATION & PLC REPORTS RECORD SECOND QUARTER AND
                              SIX MONTHS EARNINGS

      MIAMI (June 17, 2004) -- Carnival Corporation & plc (NYSE/LSE: CCL; NYSE:
CUK) reported record net income of $332 million, or $0.41 diluted EPS, on revenues of $2.3 billion for its second quarter ended May 31, 2004 compared to pro forma net income of $124 million, or $0.16 diluted EPS, on pro forma revenues of $1.6 billion for the same quarter in 2003. Reported diluted earnings per share for the second quarter of 2003 were $0.19. Both the pro forma and reported 2003 earnings per share were reduced by $0.02 due to litigation and other charges associated with the dual listed company ("DLC") transaction.

      Net income for the six months ended May 31, 2004 was $535 million, or $0.66 diluted EPS, on revenues of $4.2 billion, compared to pro forma net income of $272 million, or $0.34 diluted EPS, on pro forma revenues of $3.3 billion for the same period in 2003. Reported diluted earnings per share for the six months ended May 31, 2003 were $0.40.

      Carnival Corporation and P&O Princess plc entered into a DLC structure on April 17, 2003, which effectively made Carnival Corporation and P&O Princess plc a single economic entity ("Carnival Corporation & plc" or the "company"). Also on that date, P&O Princess plc changed its name to Carnival plc. For reporting purposes, Carnival Corporation has accounted for the DLC transaction as an acquisition of Carnival plc as of April 17, 2003.

      The company's reported results for the second quarter of 2003 include only six weeks of the results of Carnival plc. Consequently, the company believes that the most meaningful comparison of financial results and revenue and cost metrics is to the comparable 2003 pro forma results and metrics, which reflect the operations of both Carnival Corporation and Carnival plc as if the companies had been consolidated throughout 2003. The company has also presented these metrics on a gross and as reported basis.

            Pro Forma Comparisons

            Net revenue yields (net revenue per available lower berth day) for the second quarter of 2004 increased 13.2 percent compared to pro forma net revenue yields in the prior year, primarily due to higher net revenue per diems and occupancy levels and, to a lesser extent, the weak U.S. dollar relative to the euro and sterling. Net revenue yields as measured on a local currency basis ("constant dollar basis") increased 10.6 percent over the same period last year. Gross revenue yields increased 13.2 percent.

            Net cruise costs per available lower berth day ("ALBD") for the second quarter of 2004 were flat compared to pro forma costs for the same period last year. This result was achieved despite the impact of the weak dollar, which has the effect of increasing cruise costs per ALBD. On a constant dollar basis, net cruise costs per ALBD declined 2.7 percent from the same period last year due to economies of scale from our 22 percent capacity increase and synergies from the DLC transaction. Gross cruise costs per ALBD increased 3.4 percent compared to the prior year.

            Reported Comparisons

            Net revenue yields increased 13.8 percent (16.5 percent gross) for the second quarter of 2004 compared to the same quarter of 2003 primarily due to the same reasons as the pro forma comparisons. Net cruise costs per ALBD increased 4.3 percent (10.2 percent gross) compared to the second quarter of 2003 primarily because of the impact of the weak U.S. dollar and higher operating costs of the Carnival plc brands.

      "This has been a remarkable quarter," said Micky Arison, Carnival Corporation & plc Chairman and CEO. "Even with a 22 percent capacity growth, we achieved a 13 percent improvement in revenue yields. This, along with the synergies we realized from the P&O Princess combination, contributed to earnings more than doubling during the second quarter compared to last year's comparable quarter," he added.

      "This quarter also marks the first anniversary of the merger with P&O Princess and we're very pleased with the progress and performance thus far," Arison said. "In addition to a record breaking quarter, we also introduced seven new ships in just seven months. Despite the ambitious newbuild delivery schedule, each introduction has been extremely smooth, with all of these ships enjoying great success in their respective markets."

      Three new ships joined the fleet during the second quarter of 2004. Holland America Line's new 1,848-passenger Westerdam was delivered in April and launched a series of European cruises. Princess Cruises' 3,114-passenger Caribbean Princess was also delivered in April and began year-round Caribbean cruises from Fort Lauderdale, Fla. In addition, the 2,674-passenger Sapphire Princess was delivered in late May and just entered service last week with an Alaskan summer program, followed by a series of Pacific cruises beginning in September.

      These vessels joined the four other ships that were introduced in the last seven months, including the Costa Fortuna in November 2003, Queen Mary 2 in January 2004, and the Carnival Miracle and Diamond Princess in February 2004.

Comments on Outlook for Remainder of 2004

      Looking forward, Arison indicated that he was extremely pleased with the outlook for the remainder of 2004. Advance booking levels for the second half of 2004 are significantly ahead of last year's levels at this time on a capacity adjusted basis, with pricing showing continuing strength. "Cruising is an increasingly popular vacation choice. More customers are booking further in advance resulting in a notable expansion in the booking curve for the second half of the year, which is also extending into 2005," Arison explained.

      For the full year of 2004, the company currently expects net revenue yields to increase approximately 6 to 8 percent (4 to 6 percent on a constant dollar basis), compared to pro forma 2003. Net cruise costs per ALBD for full year 2004 are expected to be flat to up 2 percent (flat to down 2 percent on a constant dollar basis), compared to pro forma 2003. Based on these estimates, and including better than expected second quarter results, and assuming no major geopolitical events adversely impacting its business, the company expects full year 2004 earnings per share to be in the range of $2.10 to $2.20 per share, versus previous guidance of $2.05 to $2.15 per share. The company's current guidance is based on an exchange rate of $1.19 to the euro and $1.77 to sterling.

      The company expects that net revenue yields for the third quarter of 2004 will increase approximately 6 to 8 percent (4 to 6 percent on a constant dollar basis), compared to last year's third quarter. Net cruise costs per ALBD in the third quarter of 2004 are expected to be up 1 to 3 percent (down 1 to up 1 percent on a constant dollar basis), compared to 2003. Based on these estimates, the company expects earnings per share for the third quarter of 2004 to be in the range of $1.16 to $1.20.

      The company has scheduled a conference call with analysts at 10 a.m. EST (15.00 London time) today to discuss its 2004 second quarter earnings. This call can be listened to live and additional information can be obtained via Carnival Corporation & plc's Web sites at www.carnivalcorp.com and www.carnivalplc.com.

      Carnival Corporation & plc is the largest cruise vacation group in the world, with a portfolio of 12 cruise brands in North America, Europe and Australia, comprised of Carnival Cruise Lines, Holland America Line, Princess Cruises, Seabourn Cruise Line, Windstar Cruises, AIDA, Costa Cruises, Cunard Line, Ocean Village, P&O Cruises, Swan Hellenic, and P&O Cruises Australia.

      Together, these brands operate 77 ships totaling more than 128,000 lower berths with eight new ships scheduled for delivery between November 2004 and December 2006. Carnival Corporation & plc also operates the leading tour companies in Alaska and the Canadian Yukon, Holland America Tours and Princess Tours. Traded on both the New York and London Stock Exchanges, Carnival Corporation & plc is the only group in the world to be included in both the S&P 500 and the FTSE 100 indices.

******************************************************************************

Cautionary note concerning factors that may affect future results

Some of the statements contained in this earnings release are "forward-looking statements" that involve risks, uncertainties and assumptions with respect to Carnival Corporation & plc, including some statements concerning future results, plans, outlook, goals and other events which have not yet occurred. You can find many, but not all, of these statements by looking for words like "will," "may," "believes," "expects," "anticipates," "forecast," "future," "intends," "plans," and "estimates" and for similar expressions. Because forward-looking statements involve risks and uncertainties, there are many factors that could cause Carnival Corporation & plc's actual results, performance or achievements to differ materially from those expressed or implied in this earnings release. Forward-looking statements include those statements which may impact the forecasting of earnings per share, net revenue yields, booking levels, pricing, occupancy, operating, financing and tax costs, costs per available lower berth day, estimates of ship depreciable lives and residual values, outlook or business prospects. These factors include, but are not limited to, the following: achievement of expected benefits from the DLC transaction; risks associated with the DLC structure; risks associated with the uncertainty of the tax status of the DLC structure; general economic and business conditions, which may impact levels of disposable income of consumers and the net revenue yields for cruise brands of Carnival Corporation & plc; conditions in the cruise and land-based vacation industries, including competition from other cruise ship operators and providers of other vacation alternatives and increases in capacity offered by cruise ship and land-based vacation alternatives; risks associated with operating internationally; the international political and economic climate, armed conflicts, terrorist attacks and threats thereof, including the risk of attack at the 2004 Summer Olympics in Athens, Greece, for which Carnival Corporation & plc has chartered four of its ships to third parties, availability of air service, other world events and adverse publicity, and their impact on the demand for cruises; accidents and other incidents affecting the health, safety, security and vacation satisfaction of passengers; the ability of Carnival Corporation & plc to implement its shipbuilding programs and brand strategies and to continue to expand its business worldwide; the ability of Carnival Corporation & plc to attract and retain qualified shipboard crew and maintain good relations with employee unions; the ability to obtain financing on terms that are favorable or consistent with Carnival Corporation & plc's expectations; the impact of changes in operating and financing costs, including changes in foreign currency and interest rates and fuel, food, insurance and security costs; changes in the tax, environmental, health, safety, security and other regulatory regimes under which Carnival Corporation & plc operates; continued availability of attractive port destinations; the ability to successfully implement cost improvement plans and to integrate business acquisitions; continuing financial viability of Carnival Corporation & plc's travel agent distribution system; and weather patterns or natural disasters.

Forward-looking statements should not be relied upon as a prediction of actual results. Subject to any continuing obligations under applicable law or any relevant listing rules, Carnival Corporation & plc expressly disclaims any obligation to disseminate, after the date of this release, any updates or revisions to any such forward-looking statements to reflect any change in expectations or events, conditions or circumstances on which any such statements are based.

MEDIA CONTACTS                          INVESTOR RELATIONS CONTACTS
US                                      US/UK
Carnival Corporation & plc              Carnival Corporation & plc
Tim Gallagher                           Beth Roberts
1 305 599 2600, ext. 16000              1 305 406 4832

UK                                      UK
Brunswick                               Bronwen Griffiths
Sophie Fitton/Sarah Tovey               44 (0) 23 8052 5231
44 (0) 20 7404 5959

2004 Second Quarter Earnings -

                           CARNIVAL CORPORATION & PLC
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                Three Months Ended May 31,                    Six Months Ended May 31,
                                                --------------------------                    ------------------------
                                       Reported(1)  Pro Forma(2)(3)   Reported(1)(3)   Reported(1)  Pro Forma(2)(3)  Reported(1)(3)
                                       -----------  ---------------   --------------   -----------  ---------------  --------------
                                          2004            2003             2003            2004          2003             2003
                                          ----            ----             ----            ----          ----             ----
                                                                 (in millions, except per share data)

Revenues
  Cruise
   Passenger tickets                    $ 1,691         $ 1,239          $ 1,008        $ 3,218       $ 2,501          $ 1,808
   Onboard and other                        529             364              305            976           716              536
  Other                                      36              31               29             45            39               33
                                        -------         -------          -------        -------       -------          -------
                                          2,256           1,634            1,342          4,239         3,256            2,377
                                        -------         -------          -------        -------       -------          -------
Costs and Expenses
  Operating
   Cruise
    Commissions, transportation
      and other                             376             280              212            760           592              386
    Onboard and other                        97              61               44            178           123               72
    Payroll and related                     249             207              172            486           398              302
    Food                                    137             105               88            264           211              158
    Other ship operating                    437             351              283            817           687              496
   Other                                     33              31               28             43            41               33
                                        -------         -------          -------        -------       -------          -------
   Total                                  1,329           1,035              827          2,548         2,052            1,447
  Selling and administrative                322             276              212            638           558              389
  Depreciation and amortization             200             156              135            388           307              241
                                        -------         -------          -------        -------       -------          -------
                                          1,851           1,467            1,174          3,574         2,917            2,077
                                        -------         -------          -------        -------       -------          -------
Operating Income                            405             167              168            665           339              300
                                        -------         -------          -------        -------       -------          -------

Nonoperating (Expense) Income
  Interest income                             4              10                9              9            15               13
  Interest expense, net of capitalized
      Interest                              (70)            (48)             (42)          (136)         (101)             (71)
  Other (expense) income, net                (7)            (11)(4)          (11)(4)         (7)            7(4)(5)          4(4)(5)
                                        -------         -------          -------        -------       -------          -------
                                            (73)            (49)             (44)          (134)          (79)             (54)
                                        -------         -------          -------        -------       -------          -------

Income Before Income Taxes                  332             118              124            531           260              246

Income Tax Benefit, Net                                       6                4              4            12                9
                                        -------         -------          -------        -------       -------          -------

Net Income                              $   332         $   124          $   128        $   535       $   272          $   255
                                        =======         =======          =======        =======       =======          =======

Earnings Per Share
 Basic                                  $  0.41         $  0.16          $  0.19        $  0.67       $  0.34          $  0.40
                                        =======         =======          =======        =======       =======          =======
 Diluted                                $  0.41         $  0.16          $  0.19        $  0.66       $  0.34          $  0.40
                                        =======         =======          =======        =======       =======          =======

Dividends Per Share                     $ 0.125         $ 0.105          $ 0.105        $  0.25       $  0.21          $  0.21
                                        =======         =======          =======        =======       =======          =======

Weighted-Average Shares
 Outstanding - Basic                        803             796              689            801           795              638
                                        =======         =======          =======        =======       =======          =======
Weighted-Average Shares
 Outstanding - Diluted                      839             799              690            830           799              639
                                        =======         =======          =======        =======       =======          =======

(1) The reported results for 2004 included Carnival Corporation and Carnival plc and the 2003 reported results only included Carnival plc since April 17, 2003, when the DLC transaction was completed.

(2) See note (a) to the Carnival Corporation & plc "Reported and Pro Forma GAAP Reconciling Information."

(3) Reclassifications have been made to certain 2003 amounts to conform to the current period presentation.

(4) Included $16 million of expenses recorded in the three months ended May 31, 2003 related to litigation and other charges associated with the DLC transaction with P&O Princess plc.

(5) Included $19 million of income from net insurance proceeds, less certain other nonoperating expenses, recorded in the three months ended February 28, 2003.

2004 Second Quarter Earnings -

                           CARNIVAL CORPORATION & PLC
                  SELECTED STATISTICAL AND SEGMENT INFORMATION

                                                          Three Months Ended May 31,
                                                          --------------------------
                                              Reported          Pro Forma         Reported
                                              --------          ---------         --------
                                              2004 (1)         2003 (2)(3)       2003 (1)(3)
                                              --------         -----------       -----------
                                              (in millions, except statistical information)

STATISTICAL INFORMATION
  Passengers carried                          1,567,423          1,254,259          1,153,003
  Available lower berth days (4)             11,120,445          9,092,025          7,660,571
  Occupancy percentage                            102.8%              98.2%              98.5%

SEGMENT INFORMATION
  Revenues
   Cruise                                  $      2,220        $     1,603        $     1,313
   Other                                             43                 42                 40
   Intersegment elimination                          (7)               (11)               (11)
                                           ------------        -----------        -----------
                                           $      2,256        $     1,634        $     1,342
                                           ============        ===========        ===========
  Operating expenses
   Cruise                                  $      1,296        $     1,004        $       799
   Other                                             40                 42                 39
   Intersegment elimination                          (7)               (11)               (11)
                                           ------------        -----------        -----------
                                           $      1,329        $     1,035        $       827
                                           ============        ===========        ===========

  Selling and administrative expenses
    Cruise                                 $        308        $       264        $       203
    Other                                            14                 12                  9
                                           ------------        -----------        -----------
                                           $        322        $       276        $       212
                                           ============        ===========        ===========

  Operating income (loss)
   Cruise                                  $        421        $       183        $       178
   Other                                            (16)               (16)               (10)
                                           ------------        -----------        -----------
                                           $        405        $       167        $       168
                                           ============        ===========        ===========

                                                              Six Months Ended May 31,
                                                              ------------------------
                                                 Reported            Pro Forma             Reported
                                                 --------            ---------             --------
                                                 2004 (1)           2003 (2)(3)          2003 (1)(3)
                                                 --------           -----------          -----------
                                                    (in millions, except statistical information)

STATISTICAL INFORMATION
  Passengers carried                              2,929,009           2,460,689           2,075,786
  Available lower berth days (4)                 21,183,100          17,710,254          13,465,330
  Occupancy percentage                                102.4%               99.3%              100.3%

SEGMENT INFORMATION
  Revenues
   Cruise                                      $      4,194        $      3,217        $      2,344
   Other                                                 54                  51                  46
   Intersegment elimination                              (9)                (12)                (13)
                                               ------------        ------------        ------------
                                               $      4,239        $      3,256        $      2,377
                                               ============        ============        ============
  Operating expenses
   Cruise                                      $      2,505        $      2,011        $      1,414
   Other                                                 52                  54                  46
   Intersegment elimination                              (9)                (13)                (13)
                                               ------------        ------------        ------------
                                               $      2,548        $      2,052        $      1,447
                                               ============        ============        ============

  Selling and administrative expenses
    Cruise                                     $        610        $        533        $        373
    Other                                                28                  25                  16
                                               ------------        ------------        ------------
                                               $        638        $        558        $        389
                                               ============        ============        ============

  Operating income (loss)
   Cruise                                      $        702        $        375        $        322
   Other                                                (37)                (36)                (22)
                                               ------------        ------------        ------------
                                               $        665        $        339        $        300
                                               ============        ============        ============

(1) The reported information for 2004 included Carnival Corporation and Carnival plc and the 2003 reported results only included Carnival plc since April 17, 2003.

(2) See note (a) to the Carnival Corporation & plc "Reported and Pro Forma GAAP Reconciling Information."

(3) Reclassifications have been made to certain 2003 amounts to conform to the current period presentation.

(4) Available lower berth days ("ALBDs") is the total passenger capacity for the period, assuming two passengers per cabin, that we offer for sale, which is computed by multiplying passenger capacity by revenue-producing ship operating days in the period.

2004 Second Quarter Earnings -

                           CARNIVAL CORPORATION & PLC
               REPORTED AND PRO FORMA GAAP RECONCILING INFORMATION

We use net revenue yields to measure our cruise segment revenue performance. Gross and net revenue yields were computed by dividing the gross or net revenues, without rounding, by ALBDs as follows:

                                                    Three Months Ended May 31,                    Six Months Ended May 31,
                                                    --------------------------                    ------------------------
                                            Reported       Pro Forma      Reported       Reported        Pro Forma      Reported
                                            --------       ---------      --------       --------        ---------      --------
                                              2004          2003 (a)        2003           2004           2003 (a)         2003
                                              ----          --------        ----           ----           --------         ----
                                                                     (in millions, except ALBDs and yields)
Cruise revenues
 Passenger tickets                        $      1,691    $     1,239    $     1,008    $      3,218    $      2,501   $      1,808
 Onboard and other                                 529            364            305             976             716            536
                                          ------------    -----------    -----------    ------------    ------------   ------------
Gross cruise revenues                            2,220          1,603          1,313           4,194           3,217          2,344
Less cruise costs
 Commissions, transportation and other            (376)          (280)          (212)           (760)           (592)          (386)
 Onboard and other                                 (97)           (61)           (44)           (178)           (123)           (72)
                                          ------------    -----------    -----------    ------------    ------------   ------------
Net cruise revenues                       $      1,747    $     1,262    $     1,057    $      3,256    $      2,502   $      1,886
                                          ============    ===========    ===========    ============    ============   ============

ALBDs                                       11,120,445      9,092,025      7,660,571      21,183,100      17,710,254     13,465,330
                                          ============    ===========    ===========    ============    ============   ============

Gross revenue yields (b)                  $     199.62    $    176.30    $    171.42    $     198.02    $     181.66   $     174.11
                                          ============    ===========    ===========    ============    ============   ============

Net revenue yields (b)                    $     157.06    $    138.78    $    137.97    $     153.74    $     141.30   $     140.08
                                          ============    ===========    ===========    ============    ============   ============

We use net cruise costs per ALBD to monitor our ability to control our cruise segment costs. Gross and net cruise costs per ALBD were computed by dividing the gross or net cruise costs, without rounding, by ALBDs as follows:

                                                      Three Months Ended May 31,                 Six Months Ended May 31,
                                                      --------------------------                 ------------------------
                                               Reported      Pro Forma      Reported         Reported     Pro Forma      Reported
                                               --------      ---------      --------         --------     ---------      --------
                                                 2004         2003 (a)         2003            2004        2003 (a)        2003
                                                 ----         --------         ----            ----        --------        ----
                                                                     (in millions, except ALBDs and costs per ALBD)

Cruise operating expenses                     $     1,296   $     1,004    $       799     $     2,505   $     2,011   $     1,414
Cruise selling and administrative expenses            308           264            203             610           533           373
                                              -----------   -----------    -----------     -----------   -----------   -----------
Gross cruise costs                                  1,604         1,268          1,002           3,115         2,544         1,787
Less cruise costs included in net cruise
    revenues
 Commissions, transportation and other               (376)         (280)          (212)           (760)         (592)         (386)
 Onboard and other                                    (97)          (61)           (44)           (178)         (123)          (72)
                                              -----------   -----------    -----------     -----------   -----------   -----------
Net cruise costs                              $     1,131   $       927    $       746     $     2,177   $     1,829   $     1,329
                                              ===========   ===========    ===========     ===========   ===========   ===========

ALBDs                                          11,120,445     9,092,025      7,660,571      21,183,100    17,710,254    13,465,330
                                              ===========   ===========    ===========     ===========   ===========   ===========

Gross cruise costs per ALBD (b)               $    144.28   $    139.49    $    130.98     $    147.06   $    143.57   $    132.64
                                              ===========   ===========    ===========     ===========   ===========   ===========

Net cruise costs per ALBD (b)                 $    101.72   $    101.97    $     97.53     $    102.78   $    103.20   $     98.61
                                              ===========   ===========    ===========     ===========   ===========   ===========

2004 Second Quarter Earnings -

         NOTES TO HISTORICAL AND PRO FORMA GAAP RECONCILING INFORMATION

(a) The pro forma information gives pro forma effect to the DLC transaction between Carnival Corporation and Carnival plc, which was completed on April 17, 2003, as if the DLC transaction had occurred on December 1, 2002. Management has prepared the pro forma information based upon the companies' reported financial information and, accordingly, the above information should be read in conjunction with the companies' financial statements, as well as pro forma information included in the companies' joint Current Report on Form 8-K filed on March 5, 2004.

      The DLC transaction has been accounted for as an acquisition of Carnival plc by Carnival Corporation, using the purchase method of accounting. The Carnival plc accounting policies have been conformed to Carnival Corporation's policies. Carnival plc's reporting period has been changed to the Carnival Corporation reporting period and the pro forma information covers the same periods of time for both companies.

      The pro forma information has not been adjusted to reflect any net transaction benefits from the DLC transaction. In addition, it excludes $27 million and $51 million for the three and six months ended May 31, 2003, respectively, of nonrecurring DLC transaction costs which were expensed by Carnival plc prior to April 17, 2003. The exclusion of these nonrecurring costs is consistent with the requirements of Article 11 of Regulation S-X. The 2003 pro forma information was computed by adding Carnival plc's 2003 results, adjusted for acquisition adjustments (reductions of $4 million and $8 million of depreciation expense and $2 million and $3 million of interest expense for the three and six months ended May 31, 2003, respectively,) to the 2003 Carnival Corporation reported results. Finally, the pro forma information does not purport to represent what the results of operations actually could have been if the DLC transaction had occurred on December 1, 2002 or what those results will be for any future periods.

(b) In the cruise industry, most companies, including Carnival Corporation & plc, generally consider net cruise revenues, which is used in the computation of net revenue yields, to be a commonly used indicator of revenue performance rather than gross cruise revenues, and net cruise costs, which is used in the computation of net cruise costs per ALBD, to be the most significant measure used to monitor our ability to control costs rather than gross cruise costs.

      We have not provided estimates of future gross revenue yields or future gross cruise costs per ALBD because the reconciliations of forecasted net cruise revenues to forecasted gross cruise revenues or forecasted net cruise costs to forecasted cruise operating expenses would require us to forecast, with reasonable accuracy, the amount of air and other transportation costs that our forecasted cruise passengers would elect to purchase from us (the "air/sea mix"). Since the forecasting of future air/sea mix involves several significant variables that are relatively difficult to forecast and the revenues from the sale of air and other transportation approximate the costs of providing that transportation, management focuses primarily on forecasts of net cruise revenues and costs rather than gross cruise revenues and costs. This does not impact, in any material respect, our ability to forecast our future results, as any variation in the air/sea mix has no material impact on our forecasted net cruise revenues or forecasted net cruise costs. As such, management does not believe that this reconciling information would be meaningful.


------------------End Press Release, dated June 17, 2004------------------------

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARNIVAL CORPORATION                       CARNIVAL PLC


By: /s/Gerald R. Cahill                    By: /s/Gerald R. Cahill
    -------------------                        -------------------
Name:  Gerald R. Cahill                    Name:  Gerald R. Cahill
Title: Executive Vice President            Title: Executive Vice President
and Chief Financial and                    and Chief Financial and
Accounting Officer                         Accounting Officer

Date: June 17, 2004                        Date: June 17, 2004